Exhibit 10.28



    Amended and Restated Employment Agreement by and between Booth Creek Ski
        Group, Inc., Booth Creek Ski Holdings, Inc. and Elizabeth J. Cole

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of May 1, 2000, between Booth Creek Ski Group, Inc., a Delaware corporation ("Parent"), Booth Creek Ski Holdings, Inc., a Delaware corporation ("Holdings"; the term "Company" shall mean "each of Parent and Holdings" unless the context of the term contains the word "either" or "neither" or language of like import, in which case the term shall mean either or neither of Parent or Holdings, as the case may be) and Elizabeth J. Cole ("Executive").

          The parties agree as follows:
          1.   Employment.   Company  agrees  to  employ  Executive  during  the
     Employment Term, as defined in Section 3, upon the terms and conditions hereinafter set forth, and Executive agrees to be so employed.

          2. Titles and Duties. Company shall employ Executive as Executive Vice President and Chief Financial Officer. Executive shall be responsible for Company's strategic planning, financial, and accounting operations and perform such particular or additional duties, consistent with her office, as may be assigned by Company's president ("president"), to whom the Executive shall directly report, or board of directors ("board"). Executive shall render her services faithfully and to the best of her ability and, subject to Section 5.h, devote her full business time and attention to the services to be rendered by her hereunder.

          3. Term of Employment; Termination.

               a. The period during which Executive shall be employed under this Agreement (the "Employment Term") commenced as of May 1, 2000 and shall continue through October 31, 2003, unless the Employment Term shall be sooner terminated as provided herein.

               b. The Employment Term shall terminate prior to any date otherwise specified in Section 3.a upon

                    i. Executive's death or disability  ("disability" shall mean any physical or mental incapacity that prevents Executive in a material respect from performing Executive's duties as herein provided for a continuous period of 90 days or an aggregate period of 150 days during any consecutive twelve-month period, and disability shall be deemed to have occurred as of the end of the applicable period);

                    ii. notice from either Company of termination for cause ("cause" shall mean that Executive shall have (w) committed a felony, regardless whether in the course of her employment, excluding offenses under laws regulating motor vehicle traffic or skiing, but not excluding such offenses, if they arise from Executive's failure to cause Company to conduct its business in accordance with law (provided that, if Company shall terminate Executive's employment pursuant to this subclause (w), and Executive ultimately shall be acquitted, such termination shall be deemed a termination pursuant to clause iii, as of the date of termination pursuant to this subclause (w)); (x) engaged in fraud, embezzlement involving property of either Company or otherwise, or other intentional wrongful act that materially impairs the goodwill or business of either Company; (y) any willful failure to carry out any material responsibilities hereunder or to comply with any reasonable instruction of the board or president or Company policy, not cured, within a reasonable time of notice from the board or president; or (z) otherwise materially breached any provision of this Agreement);

                    iii. notice from either Company of termination other than for cause;

                    iv. 60 days' notice from Executive given within six months from the date that that John Hancock Life Insurance Company, Hancock Mezzanine Partners L.P., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund, LLC, and their affiliates (the "Investors") together own beneficially Parent capital stock (assuming any currently exercisable rights to acquire Parent capital stock have been exercised), entitling them to cast less than a majority of the votes entitled to be cast on any matter upon which a holder of a share of stock of a Delaware corporation of which only one class of stock is outstanding would be entitled to vote, treating any Parent outstanding nonvoting stock that is convertible into Parent voting stock as if it had been so converted ("A Change in Control"); or

                    v. 30 days notice  from  Executive  given  within two months after Executive's duties and authority have been materially reduced from those existing on the date hereof, unless such duties and authority are restored within such 30-day period.

               c. If the Employment Term shall terminate pursuant to any of clauses i through v of Section 3.b, Company's obligations hereunder shall be fully satisfied,

                    i. upon  payment  to  Executive  or her  estate of an amount equal to any unpaid expense reimbursement and unpaid salary for the month in which her death or disability shall occur and compliance with Section 4.g and payment of any bonus under
               Section 5.h, in case of termination pursuant to clause i;

                    ii. upon payment to Executive of any unpaid expense reimbursement and unpaid salary through the date of termination, in the event of termination pursuant to clause ii, provided, however, that such payment shall not prevent Company from seeking relief respecting any claim it might have against the Executive hereunder or otherwise; or

                    iii. upon payment to Executive, within 10 days after termination pursuant to any of clause iii, iv, or v, of (x) any unpaid expense reimbursement, (y) an amount equal to the sum of
               (A) the amount of any unpaid salary through the date of termination and payment of any bonus under Section 5.h plus (B) the product obtained by multiplying Executive's Base Salary by 1.5., and (z) and compliance with Section 4.g, except that Company shall, until the sooner of 18 months from date of termination or Executive's becoming eligible for comparable health, disability, and life insurance benefits from new employment, continue to provide Executive the Company insurance benefits in effect respecting Executive immediately prior to occurrence of the event resulting in the termination.

          4. Compensation and Benefits.


               a. Holdings shall pay Executive, in accordance with Holdings' payroll practices applicable to its salaried executives, a Base Salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per year, subject to increase, but not decrease, after the first fiscal year end occurring during the Employment Term, as the parties may agree.

               b. The parties contemplate that prior to each fiscal year, Holdings' board of directors will establish reasonable performance incentive goals for Executive for the ensuing fiscal year, with a bonus target of 50% of Executive's Base Salary for such fiscal year, if the goals are obtained.

               c. During the Employment Term, Executive shall be eligible to participate in the health, disability, and retirement plans offered to executives of Company or any of its related entities engaged in operating a ski resort in accordance with the terms of those plans, at participation levels and with benefits not less favorable than those provided to the plans' respective highest ranking participants. Promptly after this Agreement shall have been executed, Company will obtain and, thereafter during the Employment Term, maintain disability insurance coverage for Executive in amounts, for such periods, and under such conditions, as are customary. During the Employment Term, Company shall not materially reduce the benefits required to be provided under this Section from their levels in effect at the commencement of the Employment Term.

               d.  Promptly  following  adoption of, and in  accordance  with, a stock bonus/option plan (the "Plan"; shares of Parent Class B Common Stock issued or issuable there under to be referred to as "Plan Shares"), Parent shall issue to Executive a number of Plan Shares that will equal 5% of the sum of the number of shares of Parent common stock outstanding and issuable on exercise or conversion of outstanding rights to buy or securities convertible into common stock (including the Plan Shares to be granted pursuant to this clause or otherwise to be reserved for issuance under the Plan) outstanding as of the date hereof. If Parent does not adopt the Plan having substantially the terms set forth in Exhibit A, Parent shall in good faith establish a cash bonus plan for Executive that shall substantially match the economic benefits of the Plan. Should any Investor make any equity investment directly in any business controlled by Parent, as to which Executive has, at Company's request, provided material assistance in negotiating or overseeing, Parent and Holdings shall make such arrangement as they shall reasonably deem appropriate to put Executive in the same position hereunder with respect to such business as Executive would have been if such business were wholly owned by Holdings, and such equity investment had been made in Holdings to fund such business. Should Company agree with any Investor to provide management or consulting services to any business not controlled by Parent, Company shall pay Executive a percentage of any fees received in respect thereof appropriate to reflect Executive's ownership of Parent common stock.

                    i. If either  Company shall  terminate the  Employment  Term pursuant to clause ii of Section 3.b, or Employee shall terminate her employment in breach hereof, Executive shall forfeit to Parent the percentage of Executive's Plan Shares set forth below, if such termination shall occur prior to November 1 of the year set forth opposite such percentage, and Company shall have the right, exercisable by notice to Executive given within one year after the date of such termination, to buy from Executive Executive's Plan Shares not forfeited at their Fair Market Value (as hereinafter defined), determined as set forth below (the "Forfeiture Table"):

                  Executive shall forfeit            if the Employment Term
                  the following percentage           terminates prior to
                  of Executive's Plan Shares, _      November 1 of, __________
                  -----------------------------      -------------------------

                           80%                                         2000
                           60%                                         2001
                           40%                                         2002
                           20%                                         2003


Notwithstanding the preceding, Executive shall forfeit all of Executive's Plan Shares to Parent, if, during the term of the Stockholders Agreement, as hereinafter defined, (x) either Company shall terminate the Employment Term pursuant to clause (w) of Section 3.b.ii, respecting a felony that Executive shall commit in the course of her employment or in connection with either
Company, or pursuant to clause (x) of such Section, but only for events occurring in the course of her employment or in connection with the Company, or pursuant to clause (z) of such Section or (y) Executive both terminates her employment in breach hereof and breaches Section 5 prior to November 1, 2003. The preceding sentence shall not apply to any Plan Share sold pursuant to
Section 2 or 3 of the Stockholders Agreement.

                    ii. Except pursuant to Section 2 or 3 of a Stockholders Agreement (the "Stockholders Agreement") executed or to be executed between Executive, Christopher P. Ryman, Timothy H. Beck, Brian J. Pope, John Hancock Life Insurance Company, Hancock Mezzanine Partners L.P., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund, LLC, and Parent, Executive shall not sell or otherwise transfer any Plan Share or interest (including any security interest) in any Plan Share so long as such Plan Share shall remain subject to forfeiture.

                    iii. If, during the term of the Stockholders Agreement, Executive (or any legal representative or successor by will or inheritance) shall receive from a financially responsible unaffiliated person that is not a competitor of the Company (the "Offeror") a written bona fide offer (the "Bona Fide Offer") to purchase for cash any Parent capital stock held by Executive ("Offered Shares"), which Bona Fide Offer otherwise shall be in accordance with this agreement and which Executive shall desire to accept, Executive shall give written notice (the "Notice") to such effect to Parent and the Investors. The Notice shall also set forth the name and address of the Offeror, the price and other terms of the Bona Fide Offer, and shall contain an offer (the "Notice Offer"), irrevocable during the Company Option Period (as defined in Section 4.d., clause iii.a), to sell the Offered Shares to Parent or its designees, and, irrevocable during the Investor Option Period (as defined in Section 4.d, clause iii.b), to sell the Offered Shares to the Investors, at the price and on the other terms contained in the Bona Fide Offer and pursuant to the other provisions of this Agreement. The Notice shall be accompanied by a copy of the Bona Fide Offer. For purposes of this clause (iii), a "competitor" of the Company shall mean a business that owns or operates ski-resorts or is in the ski-resort real estate development business.

                         a) Parent  shall  have the right to accept  the  Notice
                    Offer with respect to any or all of the Offered Shares, exercisable by delivery of a written notice of acceptance given to Executive and Investors within 30 days after delivery of the Notice ("Company Option Period"). Parent's acceptance shall also state the amount of capital stock, if any, that each Investor would be entitled to purchase pursuant to Section 4.d, clause iii.b), if each Investor accepted the Notice Offer with respect to the full proportionate amount referred to in the first sentence of such clause.

                         b) Each  Investor  shall  have the right to accept  the
                    Notice Offer with respect to that proportion of the Offered Shares as to which Parent shall have failed to accept the
                    Notice Offer equal to such Investor's proportion of Parent capital stock owned by all Investors, exercisable by delivery of a written notice of acceptance given to Executive and Investors within 40 days after delivery of the Notice ("Investor Option Period"). Any Investor that shall accept the Notice Offer respecting the full proportionate amount referred to in the preceding sentence may also state in its acceptance the maximum number of additional Offered Shares that the Investor shall wish to buy, if any other Investor shall not accept the Notice Offer with respect to its full proportionate amount. If the total number of Offered Shares that Investors state they shall wish to buy pursuant to the preceding sentence shall exceed the amount available pursuant thereto, each such Investor shall purchase that proportion of the additional Offered Shares equal to such Investor's proportion of Parent capital stock owned by all such Investors. The closing of any sale of Offered Shares to Investors shall occur concurrently with the closing of any sale of such Offered Shares to Parent, or if none are to be sold to Parent, within 70 days after delivery of the Notice.

                         c) Should  Parent  and  Investors  fail to  accept  the
                    Notice Offer with respect to all of the Offered Shares, then Executive shall be entitled, for a period of 30 days following the expiration of the Investor Option Period, to close the sale of all, but not less than all, of the Offered Shares to the Offeror on the terms and conditions set forth in the Bona Fide Offer, provided that the Bona Fide Offeror shall agree to be bound by this Section 4.d.iii with respect to the Offered Shares. If Executive shall fail to so sell the Offered Shares, Executive shall not thereafter sell the Offered Shares, except after again complying with this
                    Section 4.d, clause iii.

                    iv. The  closing of any Parent  purchase  of Plan  Shares or other Parent capital stock held by Executive shall occur within 30 days of Parent's notice of exercise of right to buy, but not before the expiration of the Investor Option Period. At the closing of any purchase, Executive shall deliver certificates representing the capital stock to be sold, endorsed in blank or accompanied by stock powers executed in blank, with signatures guaranteed and any required stock transfer stamp attached, against payment of the amount due at closing in immediately payable funds. In the case of a purchase pursuant to Section 4.d.i, 20% of the purchase price will be due at the closing and the balance in four equal annual installments; Parent will deliver a promissory note, in customary form as Parent and Executive shall reasonably agree, to evidence Parent's obligation to pay the balance; and, to secure payment of the note, Parent will pledge the purchased Plan Shares pursuant to a Pledge
               Agreement in customary form as Parent and Executive shall reasonably agree. Upon any sale of any Plan Share pursuant to this Agreement or not in violation of this Agreement or other agreement to which Executive and Parent shall be a party relating to any Plan Share, Parent shall pay Executive an amount of deferred compensation per share sold equal to the amount of one Deferred Compensation Unit, determined as set forth below.

                    v. The Fair  Market  Value of a Plan  Share  shall  mean the quotient obtained by dividing (x) the excess of (I) the sum of Enterprise Value, as hereinafter defined, for the fiscal year ended immediately before the date as of which Fair Market Value is to be determined, plus the CE Proceeds, as hereinafter defined, as of such date over (II) the total of the face amounts of Parent's 12% notes made to the Investors and Booth Creek Partners Limited II, L.L.L.P. ("Investor Notes") outstanding on the last day of such fiscal year by (y) the Adjusted Shares Outstanding, as hereinafter defined. For purposes of this clause
               (v), "CE Proceeds" as of any date shall mean the sum of the products obtained by multiplying the exercise or conversion price of each CE Security outstanding on such date by the number of shares of common stock issuable upon exercise, exchange, or conversion of such CE Security; "CE Security" shall mean each warrant, stock option, convertible security, or other right or security exercisable or exchangeable for or convertible into Parent common stock, insofar as its exercise or conversion price is less than the quotient obtained by dividing Enterprise Value as of such date by the number of shares of Parent common stock outstanding on such date, except that none of the Investor Notes shall constitute a CE Security; and "Adjusted Shares Outstanding" shall mean as of any date the number of shares of common stock outstanding as of such date plus the number of shares of common stock issuable upon exercise, exchange, or conversion of all CE Securities outstanding on such date.

                    vi. The amount of a Deferred Compensation Unit as of any date (the "Determination Date") shall equal the excess of (X) an amount determined by dividing (I) any excess of (A) the sum of
               (1) the lesser of (i) the total of the face amounts of the Investor Notes outstanding on the Determination Date or (ii) the sum of Enterprise Value for the fiscal year ended immediately before the Determination Date and the CE Proceeds plus (2) the amounts of all cash repayments of principal and cash payments of interest on the Investor Notes from the beginning of the
               Employment Term through the Determination Date over (B) $60,000,000 by (II) the Adjusted Shares Outstanding over (Y) the sums of the respective quotients obtained by dividing the amount of each Accelerated DCA Payment made or, but for the operation of clauses vii.a or vii.b, would have been made by the number of Plan Shares constituting the numerator of the fraction referred to in clause (vii)(Y) that shall or would have been used to compute any such Accelerated DCA Payment. For purposes of this clause (vi), "CE Proceeds" shall mean the sum of the products obtained by multiplying the exercise price of each CE Security outstanding on the Determination Date by the number of shares of common stock issuable upon exercise of such CE Security; "CE Security" shall mean each warrant or stock option exercisable to purchase Parent common stock first outstanding on or before the date that any Plan Shares are issued, insofar as its exercise price is less than the quotient obtained by dividing Enterprise Value as of the Determination Date by Adjusted Shares Outstanding; and "Adjusted Shares Outstanding" shall mean 16,485, as appropriately adjusted for stock dividends, stock splits, reverse stock splits, etc. occurring subsequent to the date of issue of the Plan Shares.

                    vii. Subject to clauses vii.a) and vii.b), at any time a cash payment of principal or interest on the Investor Notes ("Cash Note Payment") shall be made that, together with all other Cash Note Payments made after the date of execution hereof, exceeds $60,000,000 (such Cash Note Payment, to the extent of such excess, the "Note Excess Payment"),Company shall pay to Executive an amount ("Accelerated DCA Payment") equal to the product obtained by multiplying (X) the excess of (I) the quotient obtained by dividing such Note Excess Payment by .85 over (II) such Note Excess Payment by (Y) a fraction, the numerator of which shall be the number of Plan Shares then held by Executive and the denominator of which shall be 2,473, as appropriately adjusted for stock dividends, stock splits, reverse stock splits, etc. occurring subsequent to the date of issue of the Plan Shares.

                         a) No Accelerated DCA Payment shall be made to Executive pursuant to clause vii. at the time any Note Excess Payment shall be made from proceeds of an initial public offering of Parent equity securities registered under the Securities Act ("IPO") or during the Lockup Period, as hereinafter defined, but, subject to clause vii.b), within five days following the end of the Lockup Period, Company shall pay Executive an amount ("Deferred Accelerated DCA Payment") equal to one quarter of the total of all Accelerated DCA Payments that Company would have made pursuant to clause vii., but for the operation of this clause vii.a), computed without regard to clause vii.b), and Company shall pay to Executive three additional Deferred Accelerated DCA Payments, each in an amount equal to the first one, at the end of each of the sixth, 12th, and 18th month after the end of the Lockup Period.

                         b) There shall be  deducted  from any  Accelerated  DCA
                    Payment or Deferred Accelerated DCA Payment an amount (a "DCA Vesting Deduction") equal to the percentage of Executive's Plan Shares remaining subject to forfeiture, as stated in the Forfeiture Table, at the time such Accelerated DCA Payment or Deferred Accelerated DCA Payment shall be payable. At each time that Executive's Plan Shares shall cease to be forfeitable under the Forfeiture Table, Company shall pay to Executive an amount ("DCA Vesting Payment") bearing the same proportion to the amount of each DCA
                    Vesting Deduction theretofore made as the number of Plan Shares so ceasing to be forfeitable shall bear to the number of Executive's Plan Shares that remained subject to forfeiture at the time such DCA Vesting Deduction was made. Upon the occurrence of a Change in Control, Company shall pay to Executive an amount equal to the excess of the sum of all DCA Vesting Deductions theretofore made over the sum of all DCA Vesting Payments theretofore made, and, thereafter, this clause vii.b shall have no further effect.

                    viii.  Should any of the Investors  sell any of their Parent common stock pursuant to the IPO, Company shall pay to Executive within 60 days following the end of the Lockup Period an amount equal to the product obtained by multiplying (X) any excess of the IPO Price over the Ending Lockup Price by (Y) the Investors Sale Percentage and (Z) the number of Plan Shares held by Executive not subject to forfeiture under the Forfeiture Table on the date of consummation of the IPO. Such payment shall be made in cash or equivalent amount of Parent common stock valued at the Ending Lockup Price, as Parent shall elect. "Lockup Period" shall mean the period not less than six nor more than 12 months following the IPO during which Executive shall, pursuant to the Stockholders Agreement, refrain from selling any Parent common stock. "IPO Price" shall mean the price at which Parent common stock shall first be offered to the public pursuant to the IPO. "Ending Lockup Price" shall mean the mean of the closing prices of the Parent common stock on each of the last 20 trading days of the Lockup Period, as reported in The Wall Street Journal. "Investors Sale Percentage" shall mean the quotient obtained by dividing (X) the excess of (I) the sum of the number of shares of Parent common stock held, or issuable upon exercise of securities convertible into or exercisable for Parent common stock held, by the Investors immediately before the effectiveness of the registration statement filed in connection with the IPO (such sum, the "Investor Pre-IPO Number") over (II) the sum of the number of shares of Parent common stock held, or issuable upon exercise of securities convertible into or exercisable for Parent common stock held by the Investors, immediately following consummation of the IPO (an underwritten IPO shall be deemed consummated for this purpose on delivery for sale of offered securities to the underwriters, and, if the underwriters have an overallotment option, the IPO shall be deemed consummated only upon its expiration or delivery of securities for sale to the underwriters upon exercise thereof) by (Y) the Investor Pre-IPO Number.

                         e. Holdings will pay premiums on Executive's life insurance policy in effect as of the date of this Agreement, which policy Executive shall continue to own.

                         f. Executive and an individual specified by Executive shall be given a full lifetime membership in each club that is now, or at any time during the Employment Term shall be, 100%-owned by Holdings or any person controlling, controlled by or under common control with Holdings (an "affiliate"), and Holdings shall pay, waive, or cause to be paid or waived any initiation fee or dues payable during the Employment Term associated with such membership. Insofar as contractually permitted, Executive and an individual specified by Executive shall be given a full lifetime membership in each club in which Holdings or any affiliate shall have an ownership interest, and Holdings shall waive or cause to be waived any initiation fee or dues payable during the Employment Term associated with such membership.

                         g. Holdings shall cause to be conveyed to Executive one
                    single-family lot (approximately 1/2 acre) that Executive shall select from the Northstar Resort in development parcel O or an approximately two-acre lot identified on Exhibit B, as Executive shall elect, subject to the next sentence. If only one, but not both, of such development parcels shall have been subdivided before October 31, 2002, then Holdings shall cause to be conveyed to Executive the lot identified in the preceding sentence included in the development parcel that so shall have been subdivided. If neither development parcel shall have been subdivided by such date, or, before such date, either Company shall terminate the Employment Term pursuant to Section 3.b, clause iii, iv, or v, Holdings shall instead pay to Executive, within 30 days thereafter, an amount equal to the fair market value of the lot that would have had the greater fair market value, if both development parcels had been subdivided on the date triggering operation of this sentence. If the Employment Term shall terminate pursuant to Section 3.b.i., the term "Executive" shall refer to Executive's estate for purposes of this Section 4.g.

                         h. Company shall reimburse Executive for reasonable and
                    necessary business expenses in accordance with such Company's policies and upon presentation of appropriate documentation. Holdings shall reimburse Executive for the cost of reasonable accommodations at non-company owned facilities during Executive's business trips to the Northstar Resort. If Company shall require Executive to relocate, Company and Executive shall agree upon a reasonable relocation package to be provided to Executive. It is expected that Executive will relocate to Northstar within 30 months from the date of execution hereof.

          5. Confidentiality; Noncompetition.

               a. Executive shall regard and preserve as confidential all proprietary or confidential information of Company or any business concern controlling, controlled by, or under common control with Company or of any East West Entity (as such term is defined in Section 5(h) hereof) (collectively, "Companies") that has been or may be developed or obtained by or disclosed to Executive by reason of Executive's employment ("Confidential Information") with any of the Companies. Executive shall not use for Executive's own benefit or purpose, or the benefit or purpose of any person other than the Companies, or disclose to others, either during the Employment Term or at any time thereafter, except as required in the course of Executive's employment with any of the Companies, any Confidential Information. Confidential Information shall include, but not be limited to, all nonpublic information of any of the Companies relating to its business, including all vendor or customer lists, financial information, methods of operation, business plans, marketing plans, strategies, or forecasts, proprietary software or other technology, and terms of contracts. This subsection a. shall not prevent Executive from performing her duties under the Consulting Agreement referred to in Section 5.h, so long as both the Employment Term and such Consulting Agreement shall remain in effect and Executive's use or disclosure of Confidential Information in performing her duties under the Consulting Agreement shall be limited to that reasonably required for such purpose. This Section 5.a shall not apply to information that becomes public other than through a breach of this Agreement by Executive; to information that Executive obtained non-confidentially before commencement of the Employment Term; or to any disclosure that Executive shall be required by law to make.

               b. Executive covenants and agrees that (i) for so long as Executive shall be employed by any of the Companies (the "Period of Employment") and (ii) if the Executive's employment shall have been terminated during the Employment Term (x) by either Company for cause,
          (y) by Executive in breach of this Agreement, or (z) pursuant to clause iii., iv., or v. of Section 3.b, and, in the case of this subclause (z), Company shall be in compliance with clause iii of
          Section 3.c, then for one year after termination of such employment, Executive shall not, directly or indirectly, as principal, partner, agent, employee, independent contractor, stockholder, or otherwise, anywhere in the United States or Canada, engage or attempt to engage in any ski resort business or ski resort real estate development business or within 50 miles of Lake Tahoe any business activity of the kind being conducted or planned to be conducted by any of the Companies. (To avoid any doubt, during such one-year period, Executive shall not in any such capacity engage or attempt to engage in any such business or business activity within any such geographic area, notwithstanding that such business or business activity is owned or operated or otherwise involves any East West Entity.) The foregoing shall not prohibit Executive, together with Executive's spouse and children, from owning beneficially any publicly traded security, so long as the beneficial ownership by all of them, when combined with the beneficial ownership of such publicly traded security of any person (as the term is used in Section 13(d) of the Securities
          Exchange Act of 1934) of which any of them is a member, shall constitute less than 5% of the class of such publicly traded security. Notwithstanding this Section 5.b, Executive may commence seeking other employment if Company, at least 90 days before the end of the Employment Term, shall not have offered to Executive in writing to continue to employ Executive for at least two years, on terms no less favorable to Executive than those existing at such time.

               c. Executive covenants and agrees that, during the Period of Employment, and for two years thereafter, Executive shall not, directly or indirectly, solicit any officer or management level employee of any of the Companies to leave such employment or to engage in any activity that Executive would be prevented from engaging in under this Section 5.

               d. Executive covenants and agrees that, during the Period of Employment and, for any subsequent period during which Section 5.b shall be in effect, Executive shall not, directly or indirectly, seek to persuade any vendor, customer, or other person doing business with any of the Companies to cease, reduce, or not increase such business.

               e. Executive covenants and agrees that, during the Period of Employment, and for one year thereafter, Executive shall not disparage any of the Companies or any of the personnel of any of the Companies or reveal any information that might impair the reputation or goodwill of any of them, except that this Section 5.e shall not prohibit Executive from enforcing her rights hereunder.

               f. Executive recognizes that the foregoing limitations are reasonable and properly required for the adequate protection of the business of the Companies and that in the event that any territorial or time limitation is deemed in arbitration or by a court with proper jurisdiction to be unreasonable, Executive agrees to request, and to submit to, the reduction of said territorial or time limitation to such an area or period as shall be deemed reasonable by such court. If Executive shall breach any of the foregoing covenants, then the time limitation thereof shall be extended for a period of time during which such breach shall occur. The existence of any claim or cause of action by Executive against any of the Companies, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the foregoing covenants. Executive agrees that a remedy at law for any breach or proposed or attempted breach of any of the provisions of this Section 5 shall be inadequate and that the Companies shall be entitled to injunctive relief with respect to such breach or proposed or attempted breach, in addition to any other remedy it might have.

               g. Executive agrees that the provisions of this Section 5 shall inure to the benefit of and be enforceable by any person with whom or into which either Company shall merge or consolidate, regardless whether such Company shall be the survivor of such transaction, or to any person acquiring all or substantially all of either Company's assets or business.

               h. Notwithstanding the foregoing provisions of Section 5, Executive shall continue to perform consulting services, as an employee on loan from Parent, to Morita Investments International B.V. ("MINT"), pursuant to the Consulting Agreement dated December 15, 1999 between MINT and CRBC, LLC, which, except for Article 6, has been assigned to Parent (the "MINT Agreement"). If Executive shall be employed by either Company as of the end of fiscal year in which Parent shall receive monetary compensation pursuant to section 7 of such Consulting Agreement, Executive shall receive a bonus for such fiscal year equal to the percentage, of the amount that Parent shall have so received, that is set forth below opposite the compounded annual growth rate of Company's Enterprise Value since October 31, 1999 through the end of such fiscal year ("CAGR").

                                                              Bonus percentage
                  If CAGR is                                  shall be_________
                  ----------                                  -----------------
                  < 5%                                                 5%
                  >5%, <10%                                            10%
                       -
                  >10%,<15%                                            17.5%
                       -
                  >15%                                                 25%

Enterprise Value as of the end of a fiscal year shall mean any excess of Asset Value over Consolidated Debt. Asset Value as of the end of a fiscal year shall mean the sum of (i) the product obtained by multiplying EBITDA for such fiscal year (including revenue from timber sales, but excluding any amounts received under the MINT Agreement and sales of real estate or other one-time revenue items) as determined from Parent's audited income statement for such year by 7.5, plus, as of the end of such fiscal year, (ii) the fair market value of real property available for development, owned by Parent or any subsidiary, plus
(iii) the fair market value of Parent's interest in, and of the interest of any Parent affiliate in, the East West joint ventures (which, for this purpose includes any transaction between Parent or any Parent affiliate and East West Partners, Inc. or any affiliate thereof), including East West Resort Development V, L.P., L.L.P. (collectively, an "East West Entity"), and any other joint venture or transaction as to which Executive has, at either Company's request, provided material assistance in negotiating or overseeing. Consolidated Debt shall mean the mean of the monthly balances, as recorded on the books of Parent or its subsidiaries in accordance with GAAP, during such fiscal year of debt for borrowed money, including short-term debt for money borrowed, capitalized leases, and redeemable preferred stock, but excluding the Investor Notes or accruals thereon.

               i. Notwithstanding Section 6, any dispute over any accounting determination shall be resolved conclusively by Parent's regularly engaged independent auditors, applying GAAP consistently with Parent's past practices, and, if either Company and Executive shall disagree regarding fair market value of real property or any interest referred to in Section 5.h, clause (iii), a conclusive determination shall be made by an appraisal firm selected by an accounting firm selected by lot from among those of the five largest United States accounting firms that shall have had no material relationship with Parent, any affiliate, Executive, or any member of Executive's family. Any determination of the fair market value of any interest referred to in
          Section 5.h, clause (iii) shall be made without any minority discount. The fees and expenses of such independent auditors or appraisal firm shall be borne by Parent. If the disputed item shall have been previously determined under Company's employment agreement with Christopher P. Ryman or Deferred Compensation Agreement with Timothy
          H. Beck or Brian J. Pope, and Company shall have offered Executive the opportunity fully to participate in the resolution thereof, such determination shall bind Company and Executive hereunder.

          6. Disputes. The parties shall promptly submit any dispute or claim arising out of or in respect to this Agreement to binding arbitration before one arbitrator ("Arbitrator"). The parties agree that, except as otherwise provided in Section 5.i and Section 6.e, respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any such dispute or claim. The laws of the State of Colorado shall apply to any arbitration hereunder and shall govern this Agreement.

               a. The Arbitrator shall be an active member of the bar in the state in which the arbitration shall occur, specializing for at least fifteen years in corporate and business law. The American Arbitration Association shall select the Arbitrator, upon the request of either side, within 30 days of request. The arbitration shall be held in the state in which employee shall be or shall have been most recently employed by Company, in accordance with the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

               b. In the Arbitrator's discretion, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence. The Arbitrator shall disallow any claim of fraud, unless alleged with particularity, and shall make no award respecting any fraud claim, unless proved by clear and convincing evidence. No party shall seek, and neither the Arbitrator nor any court shall award, punitive or other exemplary damages respecting any dispute under this Agreement.

               c. The Arbitrator may, at his discretion and at the expense of the parties who will bear the cost of the Arbitration, employ experts to assist him in his determinations. The costs of the Arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in Section 6.e, as applicable, shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs, for the reasons set forth, in such decision.

               d. Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the jurisdiction of the courts (Federal and state) in Colorado to enforce any award of the Arbitrator or to render any provisional or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including, without limitation, the parties hereto) shall have been absent from such arbitration for any reason, including, without limitation, that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

               e. This Section 6 shall not prevent either Company from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision of this Agreement or any agreement contemplated hereby; provided that the determination whether such breach or threatened breach shall have occurred and the remedy therefor (other than with respect to such preliminary or temporary relief) shall be made by arbitration pursuant to this
          Section 6.

               f. The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

               g. This arbitration clause shall survive the termination of this Agreement. ALL PARTIES WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT.

          7. Miscellaneous Provisions.

               a. This Agreement sets forth Company's and Executive's entire agreement with respect to the subject matter hereof, superseding all prior or contemporaneous agreements, understandings, or discussions. This Agreement may be amended, and any provision hereof may be waived or otherwise modified, only by a writing signed by Company and Executive. This agreement shall be governed by the laws of Colorado, applicable to a contract wholly negotiated, signed, and performed in Colorado.

               b. All notices given in connection with this Agreement, shall be in writing and delivered personally or be sent by registered mail or certified mail, postage prepaid, return receipt requested, addressed as follows:


                  If to either Company to:

                  Christopher P. Ryman
                  1000 S. Frontage Road West, Suite 100
                  Vail, CO  81657
                  Telephone:  (970) 476-4030
                  Telecopier: (970) 479-0291

                  with copies to:

                  Michael D. Beck
                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York NY  10154-0037
                  Telephone:  212-407-4920
                  Telecopier: 212-407-4990

                  and

                  John Hancock Life Insurance Company
                  200 Clarendon Street
                  Boston, Massachusetts  02117
                  Attention:  Bond and Corporate Finance
                              Department T-57
                  Telecopy No.:  (617) 572-5068
                  and

                  CIBC World Markets Corp.
                  425 Lexington Avenue, 3rd floor
                  New York, New York 10017
                  Attention: Jay Bloom
                  Telecopy No.:  (212) 885-4934

                  and

                  Steven Flyer
                  c/o CIBC World Markets Corp.
                  425 Lexington Avenue, 3rd floor
                  New York, New York 10017
                  Telecopy No.:  (212) 885-4946



                  If to Executive:

                  Elizabeth J. Cole
                  2109 Chamonix Lane, East Unit
                  Vail, CO 81657
                  Telephone:  (970) 390-3199
                  Telecopier: (970) 479-9642

                  with a copy to:

                  James F. Wood, Esq.
                  Sherman & Howard L.L.C.
                  633 Seventeenth Street
                  Denver CO  80202
                  Telephone:  303-297-2900
                  Telecopier: 303-298-0940

Either party may change the address for notice to such party by notice in writing to the other party as provided above.

               c. Company will indemnify Executive to the maximum extent permitted by ss.145 of the Delaware Corporation Laws. The foregoing obligation will survive termination of this Agreement. Company shall at all times carry Directors and Officers liability insurance in at least the amounts carried as of the date of execution of this Agreement.

               d. Company shall pay the reasonable attorneys' fees and expenses incurred by Executive respecting the negotiation and preparation of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement on January 22, 2002, as of the date first above written.


BOOTH CREEK SKI HOLDINGS, INC.


By:   / s / Christopher P. Ryman                       / s / Elizabeth J. Cole
      --------------------------                       -----------------------
      Christopher P. Ryman, President                  ELIZABETH J. COLE


BOOTH CREEK SKI GROUP, INC.



By:/ s / Christopher P. Ryman
   --------------------------------
     Christopher P. Ryman, President